                            FLEMING COMPANIES, INC.

                               OFFER TO EXCHANGE
                                      ITS
             [10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2004]
             [10 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007]
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  [10 1/2% SENIOR SUBORDINATED NOTES DUE 2004]
                  [10 5/8% SENIOR SUBORDINATED NOTES DUE 2007]

To Our Clients:

    Enclosed for your consideration are the Prospectus, dated            , 1997
(the "Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer") in connection with the offer by Fleming Companies, Inc., an Oklahoma corporation (the "Company"), to exchange its [10 1/2% Series B Senior Subordinated Notes due 2004] [10 5/8% Series B Senior Subordinated Notes due 2007] (the "New Notes") for any and all of the outstanding [10 1/2% Senior Subordinated Notes due 2004] [10 5/8% Senior Subordinated Notes due 2007] (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange offer.

    We are the Registered Holder of Old Notes held for your account. An exchange of the Old Notes can be made only by us as the Registered Holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

    We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

    Your attention is directed to the following:

        1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. The New Notes will bear interest (as do the Old Notes) at a rate equal to [10 1/2%] [10 5/8%] per annum from their date of issuance. Interest on the New Notes is payable semi-annually on [June 1 and December 1, commencing December 1, 1997] [January 31 and July 31, commencing January 30, 1998]. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes (which they replace) except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

        2. Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes.

        3. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

        4. Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for
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    exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer-- Conditions of the Exchange Offer" exist.

        5.  Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m.,
    New York City time, on            , 1997, if such Old Notes have not
    previously been accepted for exchange pursuant to the Exchange Offer.

        6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

    If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

    The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.
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                            FLEMING COMPANIES, INC.

                               OFFER TO EXCHANGE
                                      ITS
             [10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2004]
             [10 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007]
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  [10 1/2% SENIOR SUBORDINATED NOTES DUE 2004]
                  [10 5/8% SENIOR SUBORDINATED NOTES DUE 2007]

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the Exchange Offer by the Company to exchange New Notes for Old Notes.

    This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

    The undersigned represents that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) it is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Notes meeting the requirements of the Securities Act in connection with any resales by it of New Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

    You are hereby instructed to tender all Old Notes held for the account of the undersigned unless otherwise indicated below:

/ /  Do not tender any Old Notes

/ /  Tender Old Notes in the principal amount of

                                          SIGNATURE:

                                          --------------------------------------

                                                Name of Beneficial Owner (please
                                                                          print)

                                          By

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                                                                       Signature

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                                                                         Address

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                                                                        Zip Code

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                                                  Area Code and Telephone Number

Dated:            , 1997